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                                                       EXHIBIT 23


                           ARTHUR ANDERSEN & CO.








                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our reports, dated February 4, 1994, included in, and incorporated by reference in, GenRad, Inc.'s Form 10-K, into the Company's previously filed Registration Statement File No. 2-84893, No. 2-85614, No. 2-89950 and No. 33-28715 on Form S-3 and Registration Statement File No. 2-92786, No. 2-92800, No. 33-1667, No. 33-10658, No. 33-26058, No. 33-35918 and No. 33-52009 on Form
S-8.


                                                /s/ ARTHUR ANDERSEN & CO.

                                                    ARTHUR ANDERSEN & CO.




Boston, Massachusetts,
March 28, 1994